MILLER, NASH, WIENER, HAGER & CARLSEN LLP
                                ATTORNEYS AT LAW
                            3500 U. S. BANCORP TOWER
                              111 S.W. FIFTH AVENUE
                           PORTLAND, OREGON 97204-3699
                            TELEPHONE (503) 224-5858
                            FACSIMILE (503) 224-0155




                                 August 13, 1997





Barrett Business Services, Inc.
4724 S.W. Macadam Avenue
Portland, Oregon  97201

         Subject: Registration Statement on Form S-8 Relating to 1993 Stock Incentive Plan

Gentlemen:

         Reference is made to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Barrett Business Services, Inc., a Maryland corporation ("Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an additional 500,000 shares of the Company's Common Stock, $.01 par value ("Common Stock"), to be issued under the Company's 1993 Stock Incentive Plan, as amended ("Amended Plan"), together with options and other rights relating thereto.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, and other documents as we have deemed necessary or relevant as a basis for the opinion set forth herein.

         Based on the foregoing, it is our opinion that:

         1. The Amended Plan has been duly adopted and approved by all necessary corporate action and when options or other rights relating to the 500,000 shares of Common Stock referred to above have been granted in accordance with the Amended Plan, such options or rights will have been legally issued.

         2. The 500,000 shares of Common Stock referred to above have been duly authorized and reserved for issuance.


                                                                       EXHIBIT 5

         3. When such shares are issued and sold by the Company upon exercise of options or issued pursuant to other rights duly granted under the Amended Plan while the Registration Statement is effective, and payment for such shares to the extent and in the manner required by the Amended Plan is received by the Company, such shares will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion in the Registration Statement and in any amendments thereof.

                                  Very truly yours,



                                  /s/ MILLER, NASH, WIENER, HAGER & CARLSEN LLP